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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

IMC GLOBAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	36-3492467 (I.R.S. Employer Identification No.)
100 South Saunders Road Lake Forest, Illinois (Address of Registrant's Principal Executive Offices)	60045 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-70797

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.50% Mandatory Convertible Preferred Shares	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Exchange Act: N/A

(Title of Class)

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        The title of the securities to be registered hereunder is: "7.50% Mandatory Convertible Preferred Shares" (the "MEDS"). A general description of the preferred stock of the Registrant may be found on page 23 of the Prospectus, dated February 21, 2002 (the "Prospectus"), forming a part of Registrant's Registration Statement on Form S-3 (Registration No. 333-70797), that was originally filed with the Securities and Exchange Commission (the "Commission") on January 20, 1999 and declared effective by the Commission on January 27, 1999 (the "Registration Statement"). In addition, a detailed description of the MEDS may be found under the caption "Description of the MEDS" beginning on page S-30 of the Prospectus Supplement, dated June 24, 2003, filed pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended. Such Prospectus Supplement is qualified in its entirety by reference to the Certificate of Designations of the Amended and Restated Certificate of Incorporation of the Registrant included as Exhibit 2 hereto, and incorporated herein by reference.

ITEM 2.    EXHIBITS

        The following Exhibits are filed as part of this registration statement:

1.
Registration Statement on Form S-3 (Registration No. 333-70797) filed with the Commission on January 20, 1999 by the Registrant (incorporated by reference).

2.
Certificate of Designations for 7.50% Mandatory Convertible Preferred Shares (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Commission on June 27, 2003).

3.
Prospectus Supplement describing the MEDS, filed with the Commission on June 26, 2003, by the Registrant (incorporated by reference).

4.
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.(i).(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

5.
Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K filed with the Commission on May 27, 1999).

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IMC GLOBAL INC.
Date: July 2, 2003	By:	/s/ E. PAUL DUNN, JR. Name: E. Paul Dunn, Jr. Title: Vice President, Finance and Treasurer

Exhibit Index

        Exhibit

1.
Registration Statement on Form S-3 (Registration No. 333-70797) filed with the Commission on January 20, 1999 by the Registrant (incorporated by reference).

2.
Certificate of Designations for 7.50% Mandatory Convertible Preferred Shares (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Commission on June 27, 2003).

3.
Prospectus Supplement describing the MEDS, filed with the Commission on June 26, 2003, by the Registrant (incorporated by reference).

4.
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.(i).(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

5.
Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K filed with the Commission on May 27, 1999).

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  ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
  ITEM 2. EXHIBITS
Exhibit Index